UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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AMG FUNDS III

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November 16, 2023

Dear Shareholder,

We need your help! The Special Meeting of Shareholders for AMG Veritas Asia Pacific Fund initially held on October 10, 2023, was adjourned to November 21, 2023, at 3:00 pm Eastern time due to a lack of voter participation.

We are reaching out to respectfully reiterate how critical it is for you to vote for your shares, and we may not be able to hold the meeting without your vote.

PLEASE help us to avoid the cost of additional follow-up messages by casting your vote today. Your participation matters and your vote will make a difference.

The reason for the adjourned Special Meeting is to ask shareholders to approve the amendment of certain fundamental investment restrictions of the Fund. Such proposals are further discussed in the proxy statement that was first mailed to shareholders on or about September 1, 2023 (the “Proxy Statement”).

The Board of Trustees of the Fund recommends that you vote “FOR” all proposals. Important details are included in the Proxy Statement which can be found at

vote.proxyonline.com/AMG/docs/AMGFunds2023.pdf.

If you have any proxy-related questions, please call (800) 207-3156 extension 12 for assistance. Representatives are available Monday through Friday, 9 a.m. to 10 p.m. Eastern time. This letter is first being sent to shareholders on November 16, 2023.

We very much appreciate your attention to this matter. Thank you in advance for your consideration and your vote!

Sincerely,

/s/ Keitha L. Kinne

Keitha L. Kinne
President

OBO